EX-10.6

TYPENEX NOTE SETTLEMENT AGREEMENT

This Note Settlement Agreement (this “Agreement”) is entered into as of October 5, 2016 (the “Effective Date”) by and between Typenex Co-Investment, LLC, a Utah limited liability company (“Lender”), and Panther Biotechnology, Inc., a Nevada corporation (“Borrower”). Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Note (defined below). Each of Borrower and Lender is sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

A.               Borrower previously sold and issued to Lender that certain Secured Convertible Promissory Note dated August 20, 2015 in the original principal amount of $1,215,000.00 (the “Note”) pursuant to that certain Securities Purchase Agreement dated August 20, 2015 by and between Lender and Borrower (the “Purchase Agreement,” and together with the Note and all other documents entered into in conjunction therewith, the “Transaction Documents”).

B.               On March 30, 2016, Lender delivered to Borrower a certain notice outlining the occurrence of various Events of Default under the Transaction Documents (the “Defaults”).

C.               As a result of the Defaults, on or around April 25, 2016, Lender filed a lawsuit against Borrower in the Third Judicial District Court of Salt Lake County, State of Utah (the “Lawsuit”) and initiated arbitration against Borrower by delivering an Arbitration Notice pursuant to Section 10.2 and Exhibit H of the Purchase Agreement (the “Arbitration”).

D.               Lender and Borrower now desire to restructure and settle the Note on the terms and conditions set forth herein and to stay the Lawsuit and the Arbitration.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2.                Settlement Amount. Notwithstanding the terms and conditions of the Note, Borrower covenants and agrees to pay to Lender $265,000.00 plus accrued interest thereon (the “Settlement Amount”) in accordance with the terms and conditions of this Agreement. The Settlement Amount will be due and payable to Lender in fourteen (14) payments (each such payment, an “Amortization Payment”). The first thirteen (13) Amortization Payments will be in the amount of $20,000.00 each and the fourteenth (14th) Amortization Payment will be in the amount of the unpaid balance of the Settlement Amount. The first Amortization Payment is due and payable to Lender on or before October 21, 2016, and each successive Amortization Payment is due and payable to Lender on or before the fifth (5th) day of each month thereafter until November 5, 2017 (each such date, a “Payment Date”). The first thirteen (13) Amortization Payments shall be made as follows: (i) $10,000.00 in cash, and (ii) if elected by Lender in its sole discretion, up to $10,000.00 in shares of Borrower’s Common Stock (“Payment Shares”); provided that any portion of any Amortization Payment that is paid via Payment Shares (the “Conversion Amount”) shall be subject to the following conditions: (a) the number of Payment Shares deliverable with respect to any portion of any Amortization Payment made in Common Stock shall be equal to the Conversion Amount divided by the Market Price (as defined below); (b) all Payment Shares must be delivered in the manner set forth in Section 9 of the Note; and (c) the applicable Payment Shares must have been received by Lender or its broker, as applicable, and become Free Trading within three (3) Trading Days of the delivery of the Conversion Notice (as defined below) for such Amortization Payment to be deemed to have been timely made. The fourteenth (14th) and final Amortization Payment shall be made in cash. If Lender elects to receive a particular Conversion Amount via Payment Shares, then in such event Lender will deliver a conversion notice (a “Conversion Notice”) to Borrower setting forth the number of Payment Shares deliverable with respect to such Conversion Amount. Any Payment Shares delivered pursuant to this Section 2 shall be subject to a true-up in accordance with the terms and provisions of Section 11 of the Note. In addition, if any Conversion Amount in any month is less than $10,000.00, then in the following month or months Lender shall be allowed to convert an amount equal to the difference between the amounts Lender was allowed to convert and the amounts Lender actually converted. For illustration purposes only, if Lender’s aggregate Conversion Amounts during the first two (2) months following the Effective Date were $15,000.00, then Lender would be entitled to convert a Conversion Amount of up to $15,000.00 in the next month (the $10,000 available for conversion during such third month, plus the $5,000.00 carryover from the first two (2) months). If Lender’s aggregate Conversion Amounts during the third month following the Effective Date were $12,000.00 for purposes of this example, then Lender would be entitled to convert a Conversion Amount of up to $13,000.00 during the following month. For purposes hereof the term “Market Price” shall mean 60% multiplied by the average of the three (3) lowest Closing Bid Prices in the ten (10) Trading Days immediately preceding the applicable Payment Date.

3.               Prepayment. Borrower shall have the right, exercisable at any time in Borrower’s sole discretion, to prepay the Settlement Amount, in full, prior to the final Payment Date without any prepayment penalty.

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4.                Interest. Beginning on the Effective Date, Interest shall accrue on the Settlement Amount at the rate of 10% per annum. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months and shall compound daily. Interest shall be calculated, due and payable with the 14th payment.

5.                Share Reserve. Within three (3) Trading Days of the Effective Date, Borrower agrees to cause its transfer agent to increase the Share Reserve (as defined in the Purchase Agreement) to 3,750,000 shares of Common Stock and to cause its transfer agent to provide confirmation to Lender that such increase in the Share Reserve has been completed.

6.                Forbearance. Subject to the terms, conditions and understandings contained in this Agreement, Lender hereby agrees to refrain and forbear from exercising and enforcing its remedies under the Note, any of the Transaction Documents or under applicable law, for so long as Borrower is not in default of any of its obligations under this Agreement, including without limitation making all Amortization Payments as and when due (the “Forbearance”). For the avoidance of doubt, the Forbearance shall automatically terminate immediately upon the occurrence of any material breach of this Agreement (including without limitation any failure of Borrower to make any Amortization Payment when due) and in such event Lender may seek all recourse available to it under the terms of the Note, this Agreement, or any other Transaction Document.

7.                Payment in Full. Upon satisfaction of all of Borrower’s obligations under this Agreement, including, without limitation, timely payment of all Amortization Payments to Lender or otherwise paying the entire Settlement Amount, Borrower shall be deemed to have paid the entire Outstanding Balance of the Note in full and shall have no further obligations under the Note. In addition, upon satisfaction of all of Borrower’s obligations under this Agreement, including without limitation payment of all Amortization Payments or otherwise paying the Settlement Amount to Lender in full, the Transaction Documents will terminate and shall be deemed to be of no further force or effect, and the Parties shall be released from all obligations, definitions, representations and commitments therein.

8.                Failure to Comply. Should Borrower fail to comply with any of the conditions set forth herein, including without limitation failing to make any Amortization Payment when due hereunder (including timely delivery of any Payment Shares), if Borrower has not previously repaid the Settlement Amount in full, all accommodations given herein shall immediately and automatically be deemed withdrawn and Lender shall be entitled to all remedies available to it at law, in equity or as otherwise set forth in the Note, the other Transaction Documents, and this Agreement, including without limitation accelerating Borrower’s obligation to repay the entire Outstanding Balance of the Note in full (as such Outstanding Balance is calculated pursuant to the terms of the Note and notwithstanding any reductions thereof or other accommodations granted herein) and Default Interest shall begin accruing on such Outstanding Balance. In the event Borrower has made any Amortization Payments hereunder, but fails to make all Amortization Payments when due hereunder, Lender shall apply the Amortization Payments previously made against the Outstanding Balance of the Note.

9.                Stay of Lawsuit and Arbitration. Upon execution of this Agreement, the Parties agree to cause the Lawsuit and the Arbitration to be stayed. The Parties further agree to cooperate with each other to the extent reasonably necessary in the filing of any documents necessary to stay the Lawsuit and the Arbitration. In addition, the Parties also agree to dismiss the Lawsuit and the Arbitration with prejudice once Borrower’s obligations hereunder have been satisfied in full (including, without limitation, timely payment of all Amortization Payments to Lender or otherwise paying the entire Settlement Amount).

10.             Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, if at any time Lender shall or would be issued shares of Common Stock hereunder, but such issuance would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 9.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the “Maximum Percentage”), then Borrower must not issue to Lender shares of Common Stock which would exceed the Maximum Percentage. For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. The shares of Common Stock issuable to Lender that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Borrower will reserve the Ownership Limitation Shares for the exclusive benefit of Lender. From time to time, Lender may notify Borrower in writing of the number of the Ownership Limitation Shares that may be issued to Lender without causing Lender to exceed the Maximum Percentage. Upon receipt of such notice, Borrower shall be unconditionally obligated to immediately issue such designated shares to Lender, with a corresponding reduction in the number of the Ownership Limitation Shares. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

11.             Representations, Warranties and Agreements. In order to induce Lender to enter into this Agreement, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

11.1.         Authority. Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder.

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11.2.         No Waiver. Any Event of Default which may have occurred under any Note has not been, is not hereby, and shall not be deemed to be waived by Lender, expressly, impliedly, through course of conduct or otherwise except upon full satisfaction of Borrower’s obligations under this Agreement. The agreement of Lender to refrain and forbear from exercising any rights and remedies by reason of any existing default or any future default shall not constitute a waiver of, consent to, or condoning of, any other existing or future default.

11.3.         Accurate Representations. All understandings, representations, warranties and recitals contained or expressed in this Agreement are true, accurate, complete, and correct in all respects; and no such understanding, representation, warranty, or recital fails or omits to state or otherwise disclose any material fact or information necessary to prevent such understanding, representation, warranty, or recital from being misleading. Borrower acknowledges and agrees that Lender has been induced in part to enter into this Agreement based upon Lender’s justifiable reliance on the truth, accuracy, and completeness of all understandings, representations, warranties, and recitals contained in this Agreement. There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date hereof which would or could materially and adversely affect the understandings of Lender expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

11.4.         No Defenses. Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Agreement by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

11.5.         Voluntary Agreement. Borrower hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (i) all terms and conditions of this Agreement, (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by Borrower (or had the opportunity to be represented by counsel). Borrower further acknowledges and agrees that it has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm’s-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party. No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

11.6.         No Proceedings. There are no proceedings or investigations pending or threatened before any court or arbitrator or before or by, any governmental, administrative, or judicial authority or agency, or arbitrator, against Borrower.

11.7.         No Statutes. There is no statute, regulation, rule, order or judgment and no provision of any mortgage, indenture, contract or other agreement binding on Borrower, which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms and conditions of this Agreement and/or any of the other documents executed and delivered in connection with this Agreement.

11.8.         Solvent. Borrower is solvent as of the date of this Agreement, and none of the terms or provisions of this Agreement shall have the effect of rendering Borrower insolvent. The terms and provisions of this Agreement and all other instruments and agreements entered into in connection herewith are being given for full and fair consideration and exchange of value.

12.             Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with this Agreement.

13.             Miscellaneous.

13.1.         Further Assurances. At any time or from time to time after the Effective Date, at the request of a Party, and without further consideration, each of the Parties shall execute and deliver, or shall cause its respective affiliate(s) to execute and deliver, such other agreements, instruments, certifications or other documents as may be necessary or desirable to effectuate the transactions and fulfill its obligations under this Agreement.

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13.2.         Arbitration. By its execution of this Agreement, each Party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement and the parties agree to submit all Claims (as defined in the Purchase Agreement) arising under this Agreement or any Transaction Document or other agreement between the parties and their affiliates to binding arbitration pursuant to the Arbitration Provisions.

13.3.         Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each Party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to this Agreement or any Transaction Document or the relationship of the Parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the Parties obligations to resolve disputes hereunder or under any Transaction Document pursuant to the Arbitration Provisions, each Party hereto submits to the exclusive jurisdiction of any state or federal court sitting in Salt Lake County, Utah in any proceeding arising out of or relating to this Agreement and agrees that all Claims in respect of the proceeding may only be heard and determined in any such court and hereby expressly submits to the exclusive personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each Party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth in the Purchase Agreement, such service to become effective ten (10) days after such mailing. BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13.4.         Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

13.5.         Successors. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lender hereunder may be assigned by Lender to a third party, including its financing sources, in whole or in part. Borrower may not assign this Agreement or any of its obligations herein without the prior written consent of Lender.

13.6.         Entire Agreement. This Agreement, together with all other documents referred to herein, supersedes all other prior oral or written agreements between Borrower, Lender, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters.

13.7.         Amendments; Waiver. This Agreement may be amended, modified, or supplemented only by written agreement of the Parties. No provision of this Agreement may be waived except in writing signed by the Party against whom such waiver is sought to be enforced.

13.8.         Attorneys’ Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement, the Parties agree that the Party who is awarded the most money (without regard to any fines, penalties, or charges imposed by any governmental or regulatory authority) shall be deemed the prevailing Party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing Party in connection with the dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

13.9.         Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

13.10.       Acknowledgement. By executing this Agreement, each of the Parties evidences that it carefully read and fully understands all of the provisions of this Agreement.

13.11.       No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, stockholders, or employees except as expressly set forth in this Agreement and, in making its decision to enter into the transactions contemplated by this Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, agents or representatives other than as set forth in this Agreement.

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13.12.       Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement, the Note and each of the other Transaction Documents shall remain in full force and effect, enforceable in accordance with all of their original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Lender and Borrower. If there is any conflict between the terms of this Agreement, on the one hand, and the Note or any other Transaction Document, on the other hand, the terms of this Agreement shall prevail.

13.13.       Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement.

13.14.       Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Borrower or Lender shall be given as set forth in the “Notices” section of the Purchase Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the Effective Date.

LENDER:

Typenex Co-Investment, LLC

By: Red Cliffs Investments, Inc., its Manager Typenex Co-Investment, LLC

By: //John M. Fife

John M. Fife, President

BORROWER:

PANTHER BIOTECHNOLOGY, INC.

By: //Steven M. Plumb

Name: Steven M. Plumb

Title: Chief Financial Officer

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